Exhibit 99.1

TerraForm Power Announces Election of Independent Director

Enhances Board’s Independence as well as its Financial and Operational Experience

BETHESDA, MD, February 16, 2017 (GLOBE NEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power” or the “Company”), an owner and operator of clean energy power plants, today announced the election of an independent director, Christian S. Fong, to the Company’s Board of Directors, effective February 12, 2017. In conjunction with Mr. Fong's election, Messrs. Gregory Scallen and David Ringhofer have both resigned from the TerraForm Power Board.

“We are excited to welcome Christian Fong to the TerraForm Power Board of Directors,” said Peter Blackmore, TerraForm Power’s Chairman and Interim Chief Executive Officer. “Christian has significant expertise in the renewable energy industry and his expertise will strengthen our Board’s operational expertise as we continue to establish TerraForm Power as an independent company and conduct our strategic alternatives process.”

Blackmore continued, “On behalf of the entire TerraForm Power team, we thank Gregory Scallen and David Ringhofer for their service and wish them well in their future endeavors.”

Mr. Fong is expected to stand for reelection at TerraForm Power’s next annual meeting of shareholders. With the election of Mr. Fong, the number of independent directors on TerraForm Power’s Board increased from seven to eight members.

About Christian S. Fong

Mr. Fong is the Managing Partner of Fong Strategic Consulting L.L.C., where he serves as an executive consultant to real asset, cleantech and financial services firms. Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in multiple executive roles through 2016, including as RET’s COO, CIO, CFO and Director. Prior to founding RET, Mr. Fong was a Managing Director and Head of Real Estate Capital Markets at AEGON / Transamerica and previously served as CEO of Corridor Recovery, Inc, as a consultant at McKinsey & Co, and as a candidate for Governor of Iowa. Mr. Fong holds an MBA with High Distinction from Dartmouth College’s Tuck School of Business, and a B.S. in Statistics, summa cum laude, from Creighton University. He has earned the CFA and CCIM designations.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the expertise of the Company’s board of directors; the establishment of TerraForm Power as an independent company, the conduct of the Company’s strategic alternatives process and the reelection of board members. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the Company to successfully establish itself as an independent company; the outcome of the Company’s strategic alternatives process; the timing of the Company’s next annual meeting of shareholders; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449